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                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated December 8, 1998 relating to the financial statements of Advanced Digital Information Corporation, which appears in such Prospectus. We also consent to the incorporation by reference in such Prospectus of our report dated December 8, 1998 appearing on page 26 of Advanced Digital Information Corporation's Annual Report on Form 10-K for the year ended October 31, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PricewaterhouseCoopers LLP
Seattle, Washington
August 6, 1999